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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to the use of (i) its reserve reports at December 31, 2000, in respect of EXCO Resources, Inc. ("EXCO"), (ii) its reserve report at December 31, 2000, in respect of certain oil and natural gas properties acquired from STB Energy, Inc., (iii) its reserve report at December 31, 2000, in respect of Graves Drilling, and (iv) its reserve report at December 31, 2000, in respect of Addison Energy Inc. (collectively, the "Reports"), in EXCO's registration statement on Form S-3 and the related prospectus to be filed with the Securities and Exchange Commission on September 27, 2001 (the "Registration Statement"). Lee Keeling also consents to the incorporation by reference of EXCO's Annual Report on Form 10-K for the year ended December 31, 2000, which includes reserve information derived from the Reports, into the Registration Statement and to references to Lee Keeling as an "Expert" in the Registration Statement.

                                       LEE KEELING AND ASSOCIATES, INC.


                                       BY: /s/ KENNETH RENBERG
                                           -------------------------------------
                                           Kenneth Renberg, Vice President

Tulsa, Oklahoma
September 25, 2001